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                                                                    Exhibit 16.1


                        [Arthur Andersen LLP letterhead]

June 18, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the four paragraph(s) of Item 4 included in the Form 8-K dated June 18, 2002 of PerkinElmer, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Jeffrey D. Capello, Chief Accounting Officer, PerkinElmer, Inc.